Exhibit 10.3
* TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTION 200.80(B)(4),
200.83 AND 240.24b-2
Execution Copy
REIMBURSEMENT AGREEMENT
               This Reimbursement Agreement (this “Agreement”), dated and effective the ___day of May, 2005, is between Delta Air Lines, Inc., whose principal address is 1030 Delta Boulevard, Atlanta, Georgia 30320 (“Delta”), Freedom Airlines, Inc. (“Operator”), a wholly-owned subsidiary of Mesa Air Group, Inc., holding a Certificate of Public Convenience and Necessity issued by the Federal Aviation Administration (“FAA”), whose principal address is 410 North 44th Street, Suite 700, Phoenix, Arizona 85008, and Mesa Air Group, Inc. (“Parent” and together with Operator, “Mesa”), parent company and sole shareholder of Operator, whose principal address is 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.
               WHEREAS, Delta operates the Delta Connection program; and
               WHEREAS, Delta is party to certain aircraft leases and other agreements (the “FRJ Leases”) whereby Delta leases thirty (30) Dornier 328 regional jets (the “FRJ Aircraft”); and
               WHEREAS, Mesa desires to operate regional jets under Delta’s flight designator code, “DL,” as a Delta Connection operator; and
               WHEREAS, to be a Delta Connection operator, Mesa is willing to reimburse Delta for certain of its obligations under the FRJ Leases.
               NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta and Mesa, intending to be legally bound, hereby agree to enter into this Agreement as follows:
1. Reimbursement of FRJ Expenses.
1.1 Mesa hereby covenants and agrees to pay to Delta the sum of [*] Dollars ($[*]) per FRJ Aircraft per month as reimbursement for certain lease rent costs incurred by Delta relating to such aircraft. Mesa’s payment obligations hereunder shall commence with respect to each FRJ Aircraft upon the earlier of (1) in accordance with the schedule attached hereto as Exhibit 1.1 and (2) the actual in-service date of each “RJ50 Aircraft” (as defined below); provided, however, if the initial RJ50 Aircraft actual in-service date is delayed beyond October 1, 2005 due solely to the actions or inactions of Delta, Mesa’s payment obligations hereunder shall be temporarily suspended until such initial RJ50 Aircraft are actually placed into Delta Connection service. Mesa’s payment obligation with respect to the FRJ Leases rent expense shall continue until the earlier of the: (1) Delta’s full release from all of its rights and obligations with respect to each of the thirty

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(30) FRJ Aircraft including, without limitation, all of the rights and obligations of Delta in, under and with respect to the participation agreements, the FRJ Leases, and all other operative documents relating thereto under which Delta has any right or obligation with respect to each of the FRJ Aircraft (collectively, the “FRJ Obligations”); (2) the expiration of the term of the applicable FRJ Lease, (3) termination of the “RJ50 Delta Connection Agreement” (as defined below) by Mesa pursuant to Sections 11(C) or 11(D) thereof, (4) subject to Section 4.3 hereof, termination of the RJ50 Delta Connection Agreement by Delta pursuant to Sections 11(F) or 11(G) thereof; or (5) Delta filing a petition in bankruptcy or reorganization under any federal or state bankruptcy or similar law.
1.2 Each monthly payment required pursuant to Section 1.1 hereof shall be due and payable on the 15th day of each applicable month; provided, however, in lieu of such payment, at Delta’s sole option, so long as the RJ50 Delta Connection Agreement is in effect, Delta may off set and deduct a given’s month’s payment due from Mesa from any payments due Mesa from Delta during such month under the RJ50 Delta Connection Agreement.
2. Assumption of FRJ Aircraft Obligations.
2.1 Mesa hereby covenants and agrees to diligently pursue a full release of Delta from all of the FRJ Obligations, all on terms and conditions that are reasonably satisfactory to Delta.
2.2 If Mesa identifies a potential sublease for the FRJ Leases, then, subject to the terms and conditions thereof, Delta agrees to negotiate sublease documentation with such potential sublessee on terms and conditions reasonably satisfactory to Delta. Any and all reasonable fees and expenses (including attorneys’ fees) incurred by Delta in connection with any such sublease or similar transaction, whether or not consummated, shall be promptly reimbursed by Mesa.
2.3 (a) In the event that, subject to Delta’s reasonable satisfaction with respect to the terms and conditions thereof, the release of Delta from the FRJ Obligations requires a monetary payment to one or more of the other parties thereto (a “Financial Settlement”), Delta hereby agrees to participate in such Financial Settlement on a dollar-for-dollar basis with Mesa, up to a maximum contribution by Delta of [*] Dollars ($[*]) (the “Delta Contribution”); provided, however, if any such Financial Settlement is in any way related to or part of any other non-FRJ Aircraft-related transaction, series of transactions, agreement or series of agreements involving Mesa or any affiliate of Mesa, and not Delta, Delta shall not be obligated to participate in such Financial Settlement.
       (b) Commencing on the first anniversary date of the 25th (or 30th, if applicable) RJ50 Aircraft being placed into revenue service pursuant to the RJ50 Delta Connection Agreement, Delta shall pay to Mesa the Delta Contribution in equal annual installments based on the remaining years of the initial term of the RJ50 Delta Connection Agreement.
       (c) If, prior to the second anniversary of the 25th (or 30th, if applicable) RJ50

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Aircraft being placed into revenue service pursuant to the RJ50 Delta Connection Agreement, Delta files a petition in bankruptcy or reorganization under any federal or state bankruptcy or similar law, Mesa shall, no later than five (5) days after such filing, re-pay to Delta that portion of the Delta Contribution which Delta had previously paid to Mesa prior to such filing and, pursuant to Section 1.1 hereof, Mesa’s payment obligations with respect to the FRJ Leases shall cease.
3. RJ50 Delta Connection Operations.
3.1 Concurrently with the execution of this Agreement, Mesa and Delta agree to execute and enter into a Delta Connection Agreement in the form attached hereto as Exhibit 3.1 and incorporated herein by reference (the “RJ50 Delta Connection Agreement”) for the operation by Mesa of up to thirty (30) 50-Seat regional jet aircraft (the “RJ50 Aircraft”).
4. Default.
4.1 In the event of a material breach of this Agreement by either party remaining uncured for more than five (5) days after receipt of written notification of such breach by the nonbreaching party, then the nonbreaching party may immediately terminate this Agreement at its sole option. If a notice of breach is delivered under this Section and a notice of termination is not delivered within sixty (60) days thereafter, then the nonbreaching party shall be deemed to have waived its right to terminate under this Section for such occurrence.
4.2 Termination of this Agreement for any reason shall not relieve either party of rights and obligations incurred prior to the effective date of termination. A party’s right to terminate this Agreement shall be in addition to any other rights or remedies, in law or equity, available to such party.
4.3 In the event that Delta terminates the RJ50 Delta Connection Agreement pursuant to Sections 11(F) thereto and Mesa’s payment obligation required pursuant to Section 1.1 hereof is terminated in accordance with such section, Mesa shall immediately pay to Delta the appropriate amount set forth in the table on Exhibit 4.3 attached hereto and incorporated herein.
5. Miscellaneous.
5.1 This Agreement is subject to, and will be governed by and interpreted in accordance with, the laws of the State of New York, excluding conflicts of laws principles, and of the United States of America. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought in the courts of the State of Georgia in Fulton County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties hereto irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives, to the fullest extent permitted by law, any objection to venue laid therein.

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Process in any action or proceeding referred to in the proceeding sentence may be served on any party anywhere in the world. EACH PARTY FURTHER AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY.
5.2 The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only, confer no rights or obligations on either party, and do not constitute a part of this Agreement.
5.3 Time is of the essence in interpreting and performing this Agreement.
5.4 This Agreement (including the Exhibits hereto), together with the RJ50 Delta Connection Agreement, constitutes the entire understanding between the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.
5.5 If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions.
5.6 This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.
5.7 Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance. NO PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.
5.8 No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by either party therefrom, shall in any event be effective unless in writing signed by authorized representatives of both parties, and then only in the specific instance and for the specific purpose given.
5.9 Unless otherwise provided herein, all notices, requests and other communications required or provided for hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given at the following addresses:
(1) If to Delta:

Delta Air Lines, Inc.

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1030 Delta Boulevard
Atlanta, GA 30354
Dept. 034
Attention; Senior Vice President and Chief Officer of Operations
Telecopy: (404)715-7352
with copies to:

Delta Connection, Inc.
1025 Virginia Avenue Suite 410
Atlanta, GA 30354
Dept, 009
Attn: Chief Financial Officer
Telecopy: (404) 677-6247

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354
Dept. 981
Attn: Sr. V.P. and General Counsel
Telecopy: (404)715-2233
(2) If to Operator and Parent:

Mesa Air Group, Inc.
410 North 44th Street, Suite 700
Phoenix, AZ S5008
Attention: President
Telecopy: (602)685-4350
with copies to:

Mesa Air Group, Inc.
410 North 44th Street, Suite 700
Phoenix, AZ 85008
Attn: Chief Financial Officer
Telecopy: (602) 685-4352

Mesa Air Group, Inc.
410 North 44th Street, Suite 700
Phoenix, AZ 85008
Attn: Vice President & General Counsel
Telecopy: (602)685-4352
Any such notice, request or other communication shall be effective (i) if given by mail, upon the earlier of receipt or the third business day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means including, without limitation,

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by air courier, when delivered at the address specified herein. Delta or Operator may change its address for notice purposes by notice to the other party in the manner provided herein.
5.10 This Agreement shall bind and inure to the benefit of Delta, Operator and Parent and their respective successors and assigns; provided, however, neither party may assign or transfer this Agreement or any portion hereof to any person or entity without the express written consent of the other party. Any assignment or transfer, by operation of law or otherwise, without such consent shall be null and void and of no force or effect.
5.11 Each party hereby agrees and acknowledges that the existence and contents of this Agreement are regarded by the other party as being confidential, sensitive, trade secret information. Accordingly, each party hereby agrees it shall not disclose nor use any such information without such other party’s prior written consent, which consent may be withheld in such other party’s sole discretion.
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IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned duly authorized representatives:

Mesa Air Group, Inc.	Delta Air Lines, Inc.

By:	By:

Name:	Name:

Title:	Title:

Freedom Airlines, Inc.

By:

Name:

Title:

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EXHIBIT 1.1
Commencement of Payment Obligations

AGGREGATE
AMOUNT OF
	AIRCAFT IN	CUMULATIVE	MONTHLY PAYMENT
DATE	SERVICE DATE	AIRCRAFT	OBLIGATION
July 2005	[*]	[*]	$ [*]
August 2005	[*]	[*]	$ [*]
September 2005	[*]	[*]	$ [*]
October 2005	[*]	[*]	$ [*]
November 2005	[*]	[*]	$ [*]
December 2005	[*]	[*]	$ [*]
January 2006	[*]	[*]	$ [*]
February 2006	[*]	[*]	$ [*]
March 2006	[*]	[*]	$ [*]
April 2006	[*]	[*]	$ [*]
May 2006	[*]	[*]	$ [*]
June 2006	[*]	[*]	$ [*]
July 2006	[*]	[*]	$ [*]
August 2006 and thereafter	[*]	[*]	$ [*]

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EXHIBIT 3.1
Form of RJ50 Delta Connection Agreement
{see attached}

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EXHIBIT 4.3
Payment Amounts

Period in which RJ50 Delta Connection Agreement is Terminated		Amount of Payment from Mesa to Delta
1.	Effective Date through 4th Anniversary of Effective Date	$ [*]

2.	1 Day after 4th Anniversary of Effective Date through 7th Anniversary of Effective Date	$ [*]

3.	1 Day after 7th Anniversary of Effective Date through 10th Anniversary of Effective Date	$ [*]

4.	1 Day after the 10th Anniversary of Effective Date and beyond	$ [*]

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